Exhibit 10.5

CAPITAL SOUTHWEST CORPORATION

Amended and Restated Incentive Stock Option Agreement

WHEREAS, the Capital Southwest Corporation (the “Company”) and __________ (the “Optionee”) currently are parties to an Incentive Stock Option Agreement, dated __________, (the “Prior Agreement”), whereby the Company granted an incentive option to purchase shares of common stock of the Company (the “Option”) to the Optionee under the Capital Southwest Corporation 2009 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan the Company has reserved the authority to amend and restate the Prior Agreement in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding common stock of the Company;

WHEREAS, effective as of 11:59 p.m. Central Time on September 30, 2015 (the “Effective Time”), the Company separated its industrial products, coatings, sealants, and adhesives and specialty chemicals businesses from its other businesses through a spin-off of those businesses to its stockholders, which resulted in the distribution of 100% of the outstanding stock in CSW Industrials, Inc. (“CSWI”) to the holders of common stock of the Company (the “Share Distribution”);

WHEREAS, the Board of Directors of the Company has approved the adjustment of all equity compensation awards granted under the Plan in connection with the Share Distribution;

WHEREAS, the Company now desires to amend and restate the Prior Agreement to adjust the Option, to be effective as of the Effective Time; and

WHEREAS, this Amended and Restated Agreement Incentive Stock Option Agreement (this “Agreement”) shall amend, restate, supersede and completely replace the Prior Agreement as of the Effective Time.

NOW, THEREFORE, the Company has amended and restated the Prior Agreement as follows:

Date of Grant:

Name of Optionee:

Number of Shares:

Exercise Price:	$

Expiration Date:

Vesting Schedule:	Exercisable beginning _________ __, _____ in five (5) annual cumulative installments of __________ Shares.

The Company hereby awards to the Optionee the Option to purchase from the Company, for the Exercise Price set forth above, the number of Shares set forth above pursuant to the Plan.  This Option is intended by the parties hereto to be, and shall be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1.	No Right to Continued Employee Status

Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her Employee status, or to interfere with the right of the Company or other member of the Company Group, as applicable, to terminate such relationship.

2.	Vesting of the Option

(a)	The Option shall vest in accordance with the Vesting Schedule set forth above.

(b)	Notwithstanding anything in this Agreement or the Plan to the contrary, employment with CSWI or one of its subsidiaries after the Share Distribution will be deemed to be employment with the Company under the Plan, and Termination of Service from CSWI and all of its subsidiaries after the Share Distribution will be deemed to be a Termination of Service from the Company under the Plan, notwithstanding that CSWI ceases to be an affiliate of the Company.

3.	Exercise; Transferability

(a)	Exercise Method. This Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan). Optionee may also exercise this Option through a cashless exercise in accordance with the Plan and the Company’s rules and procedures governing cashless exercises. Any cashless exercise permitted hereunder will be subject to any applicable limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

(b)	Transferability. Unless otherwise required by law, this Option shall not be assignable or transferable other than by will, by the laws of descent and distribution, or by a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee (or the Optionee’s guardian or legal representative) or an alternate payee under a qualified domestic relations order.

4.	Modification, Extension and Renewal of Option

The Board or Committee, as described in the Plan, may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the applicable laws of the State of Texas. Notwithstanding the foregoing provisions of this Section 4, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee under this Agreement except to the extent permitted under the Plan.

5.	Notices

Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

6.	Agreement Subject to Plan; Applicable Law

This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  For the avoidance of doubt, in the event Section 2 of this Agreement is inconsistent with the Plan, the terms of Section 2 of this Agreement shall govern.  This Agreement shall be governed by the laws of the State of Texas and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.

EXHIBIT A

Capital Southwest Corporation

INCENTIVE STOCK OPTION EXERCISE FORM

Date:

Attention:

The undersigned hereby elects to exercise all or a portion of the Option issued to him/her by Capital Southwest Corporation (the “Company”) and dated September 30, 2015 (the “Option Agreement”) and to purchase ____________ shares of common stock of the Company (the “Shares”) at an exercise price of _______ Dollars ($___) per Share or an aggregate purchase price of ________________________ Dollars ($_______) (the “Exercise Price”).  Pursuant to the terms of the Option Agreement, the undersigned has delivered the Exercise Price herewith in full in cash or ______________.

Please issue a certificate or certificates representing said Shares in the name of the undersigned.

By:

Typed Name:

Address: